SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 28, 2012

Littlefield Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-24805	74-2723809
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2501 North Lamar Boulevard
Austin, Texas 78705
(Address of principal executive office)
Issuer's telephone number:   (512) 476-5141

Section 1 – Registrant’s Business and Operations

Item 1.02 – Termination of a Material Definitive Agreement

On August 28, 2012, a group of shareholders of Littlefield Corporation filed a Schedule 13D with the Securities and Exchange Commission announcing that they had formed a group known as Concerned Littlefield Shareholders (“CLS”), which, after stock purchases within the past 60 days, beneficially owned or exercised control of approximately 50.53% of the outstanding common stock of Littlefield.  In its Schedule 13D filing, CLS announced that, “The purpose of CLS is to cause a special meeting of the shareholders to be held and, at the meeting , cause the following actions to be taken: (i) removal of Carlton R. Williams, Michael L. Wilfley, and Jeffrey L. Minch as directors without cause pursuant to Article III Section 4, of the By-laws of the Company; (ii) the setting of the number of directors of the Company at three; and (iii) the election of James Recks as a director of the Company.”

Jeffrey L. Minch, the President and CEO of Littlefield, had an employment agreement with the Company which provided for automatic termination of the employment agreement upon, among other things, “there is an acquisition of more than 50% of the voting stock by a single stockholder or multiple shareholders acting in concert.”  Accordingly, the employment agreement between Littlefield and Mr. Minch terminated on the date that Littlefield was advised of the formation of a group which acquired more than 50% of the voting stock by CLS.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d)           Exhibits

Exhibit 10.1	Employment Agreement between Littlefield Corporation and Jeffrey L. Minch, incorporated by reference to Exhibit 10.4 of the Company’s Form 10-K filed with the Commission on March 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 4, 2012	Littlefield Corporation

		By:	/s/ Richard S. Chilinski
			Name:	Richard S. Chilinski
			Title:	Chief Financial Officer